POLICY ADMINISTRATION SERVICES AGREEMENT
Commercial Lines

This Policy Administration Services Agreement ("Agreement") is effective as of the 1st day of August 2006 ("Effective Date") by and between West Point Underwriters, LLC, ("WPU"), a Florida Corporation, and United Insurance Management, LC ("UIM"), a Florida Corporation.

Whereas WPU wishes to provide policy administration services to UIM related to UIM's commercial lines policies, for which UIM has ultimate responsibility to the customers of its insurance business as set forth in this Agreement;

Whereas UIM is not seeking a sub-managing general agent, and WPU does not and will not act as such; and

Whereas the parties hereto wish to reduce their agreement to writing,

Now, therefore, in consideration of the premises set forth below and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, UIM and WPU hereby agree as follows:

1. Term

1.1 This Agreement shall have an initial term of twenty-four (24) full calendar months, commencing on August 1, 2006 and expiring on July 31, 2008 at midnight, unless terminated earlier pursuant to the provisions of Article Seven of this Agreement. At August 1, 2008, the agreement shall automatically renew for a period of seven (7) months, expiring at midnight on February 28, 2009. On March 1, 2009 and at each annual anniversary thereafter, the Agreement shall automatically renew for a period of twelve (12) months unless either party provides a six-month advance written notice of termination of the Agreement.

2. Duties of WPU

2.1 WPU shall design, construct and implement such software system as shall be needed to support the Services enumerated in the attached EXHIBIT I. The system shall be implemented and fully operational no later than December 15, 2006.

2.2 WPU shall identify an employee to act as liaison with UIM to facilitate the provision of this Agreement.

2.3 WPU shall maintain complete, accurate and orderly files, records and accounts of all transactions in accordance with generally accepted insurance and accounting practices.

2.4 WPU shall maintain electronic or paper copies of all policies and applications and correspondence related to the policies. These copies will not be destroyed without the written permission of UIM for a period of not less than five (5) years from the termination date of such policies or the period specified by the applicable state statute regulating the preservation of records, whichever is longer, unless such records are returned to UIM. For disaster

recovery purposes, a copy of all such records will be maintained at a site remote from WPU's headquarters and shall be updated at least monthly. UIM shall have access to, and the right to copy, all accounts and records related to UIM policies, applications and correspondence.

2.5 WPU agrees that UIM, being at risk and having ultimate responsibility for the policies to be administered by WPU, shall at all times have ultimate discretion with respect to all matters pertaining to the policies.

2.6 WPU does not assume responsibility for notification to any excess or quota share reinsurance carrier; however, reports will be provided as required by UIM under the terms of this agreement. WPU may not bind reinsurance or retrocession on behalf of UIM or any of UIM's affiliates.

2.7 WPU shall, at all times, use qualified personnel in providing policyholder service, including licensed personnel where required by the laws of any state authorized in this Agreement or the regulations of the insurance department of any state authorized in this Agreement.

2.8 WPU shall, throughout the term of this Agreement, maintain Errors and Omissions insurance coverage in an amount of not less than $1,000,000 per occurrence.

2.9 WPU shall engage the services of Thomas Howell Ferguson, P.A. ("THF") to conduct an audit of WPU's financial statements prepared in accordance with accounting principles generally accepted in the United States. Such audit shall be conducted on an annual basis, and WPU shall furnish a copy of the report of the independent auditor to UIM by the first day of June of the year subsequent to the year under audit. Should THF not be available to perform, or if WPU can show good cause for not engaging THF, then WPU may engage the services of another independent certified public accounting firm specified by UIM. In consideration for WPU allowing UIM to choose the independent certified public accounting firm, UIM will reimburse WPU as specified in EXHIBIT IV, paragraph 4. WPU must notify UIM in writing within thirty (30) days if WPU provides the report of the independent auditor to any entity not privy to this Agreement.

2.10 WPU shall engage the services of SAS 70 Solutions, Inc. ("Solutions") to conduct a Type II SAS 70 audit of WPU's internal controls. Such audit shall be conducted on an annual basis, and WPU shall furnish a copy of the report of the independent auditor to UIM by the first day of June of the year subsequent to the year under audit, or such other date, no later than the first day of July, as may be agreed upon in writing by WPU and UIM. Should Solutions not be available to perform, then WPU may engage the services of another independent certified public accounting firm mutually agreed upon by WPU and UIM. In consideration for WPU allowing UIM to approve the choice of the independent certified public accounting firm, UIM will reimburse WPU as specified in EXHIBIT IV, paragraph 4. WPU must notify UIM in writing within thirty (30) days if WPU provides the report of the independent auditor to any entity not privy to this Agreement.

2.10.1. WPU will not be able to deliver the Type II SAS 70 audit report for the year ended December 31, 2005 to UIM until September 15, 2006. UIM hereby agrees to accept that deadline for the aforementioned audit report only.

2.11 WPU shall provide UIM with exclusive access to one private office at WPU's main office building to accommodate one full-time UIM employee for the purposes of auditing and compliance. The office provided per this section shall have phone and Internet capability.

2.12 WPU shall enter the data (to be provided by UIM) related to all existing policies in force into the system no later than the date the system becomes operational. The intended result is that, after January 1, 2007, the system will contain, and can be queried on, both historical data and new data.

3. Duties of UIM

3.1 UIM will provide agents and producers with such training as may be required for the routine conduction of business. When the failure of agent(s) or producer(s) to follow standard and/or ethical practices jeopardizes service to policyholders or results in higher than average servicing costs to WPU, UIM will provide the agent(s) or producer(s) in question with remedial training, rehabilitation and/or will terminate the agent(s) or producer(s), as may be appropriate.

3.2 UIM acknowledges that WPU assumes no risk or responsibility for UIM's claims adjustment services, claim payments or recovery under this agreement.

3.3 UIM will provide WPU with rates, filings forms, artwork, guidelines, procedures, manuals, information and specifications as may be required to perform the services defined in EXHIBIT I attached hereto. This will include UIM's banking institution and account numbers, corporate and subsidiary logos, form letter text, brochures and other material needed to perform the services.

3.4 UIM will provide WPU with a data file containing all data related to policies in force at the time the system contemplated by this agreement is put into operation.

3.5 UIM will appoint a Project Manager as its primary contact for WPU with sufficient authority to make such decisions as are required to facilitate the services to be performed. As part of his or her duties, this person will oversee testing and acceptance of the system to be designed, constructed and implemented by WPU, including provision of testing scripts to WPU and signing off at delivery.

4. Audit Provisions

4.1 WPU shall maintain records of amounts billable to and payments made on behalf of UIM. In addition, WPU shall maintain records of the data utilized to perform the services defined in EXHIBIT I of the Agreement until five (5) years following the termination date of the applicable policies (or the period specified by the applicable state statute) unless such records are returned to UIM.

4.2 UIM and an auditor selected by UIM shall have access to all such records upon mutually agreed upon prior notice for the purposes of audit and verification during normal business hours during the full term of this Agreement and during the respective periods in which WPU is required to maintain such records. WPU shall provide access to its books, records and bank accounts to the insurance department of any state, which governs business serviced under this Agreement in a form required by and usable by that Department.

4.3 WPU agrees to provide reasonable supporting documentation concerning any disputed invoice amount to UIM within five days after UIM provides written notification of the dispute to WPU.

4.4 WPU will provide UIM with access to all policy-related information (whether in paper or electronic format) as it shall require for the conduction of routine quality control reviews at any time during ordinary business hours and upon reasonable notice. WPU shall cooperate with UIM or anyone authorized by UIM in conducting such audits and reviews. It is expressly understood and agreed that this right includes, without limitation, the right to audit premium refund account records and all accounting records affecting UIM programs.

4.5 If the audit or review is conducted at WPU offices, a minimum of one desktop personal computer, with Internet access and Microsoft Word and Excel capabilities, shall be made available to the UIM representative.

4.6 UIM representatives shall have electronic access via the Internet at all times to all files and documents pertaining to UIM business. This access shall be password protected, but will allow properly authorized UIM representatives to conduct audits and reviews from UIM offices on the same basis as if they were on-site at WPU offices.

4.7 Non-Performance by WPU:

4.7.1. Should WPU fail to meet the performance standards or other provisions as outlined in this Agreement, UIM shall send a written notice to WPU, which will delineate the specifics of such unsatisfactory performance. WPU will have thirty (30) calendar days, or other reasonable amount of time as may be mutually agreed upon by WPU and UIM, to correct the unsatisfactory performance.

4.7.2. UIM will not penalize WPU if the unsatisfactory performance is corrected within the agreed upon amount of time as set forth in paragraph 4.7.1; however, if UIM determines that service has not been restored to a satisfactory level within the agreed upon amount of time as set forth in paragraph 4.7.1, UIM shall have the option of assessing a penalty as described in paragraph 4.7.3 below.

4.7.3. UIM will impose a penalty of 10% of the monthly fee due to WPU for the second 30-day period of continued unsatisfactory performance, and a penalty of 15% of the monthly fee due to WPU for any additional 30-day periods of unsatisfactory performance. UIM will continue to deduct the penalty from the monthly payment during the period of time of such non-compliance, as determined solely by UIM.

4.7.4. Should WPU be fined within the provisions of this Article more than four (4) times during any annual term of this Agreement, and UIM determines that such non-performance is likely to continue and have a substantial impact on UIM business duties, UIM shall have the option to terminate the Agreement with ninety (90) days written notice, or, continue to apply the maximum penalty hereunder. UIM shall use prudent business judgment in such action.

5. License - Trade Secret And Proprietary Rights

5.1 Although WPU may use its own proprietary computer software in the performance of the Services listed in EXHIBIT I, this Agreement does not grant a license to, or any other interest in, said software to UIM.

5.2 This Agreement does not grant to UIM the right to possess or reproduce, or assume any other interest in, the computer software programs performing all or any part of the Services of their specifications in any tangible or intangible medium. UIM may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license or sublicense the computer software programs performing all or any part of the Services, nor allow any person, firm, or corporation to transmit, copy or reproduce the computer software programs performing all or any part of the services of their specifications in whole or in part. In the event that UIM shall come into possession of copies of this computer software, UIM shall immediately notify WPU of the existence of said copies and where they were obtained, and shall return all said copies to WPU at their request.

5.3 UIM promises and agrees not to disclose or to otherwise make available the computer software programs performing all or part of the Services to any person other than employees of UIM required to have normal use of them. UIM agrees to obligate each such employee to a level of care sufficient to protect the computer software programs from unauthorized disclosure.

5.4 WPU warrants and represents that it owns or is licensed to use all software it will employ in the performance of Services under this Agreement.

6. Confidentiality

6.1 WPU agrees that the data and other information collected or computer generated as a result of this Agreement is the proprietary information of UIM. Such proprietary information, including but not limited to, policy information, agency information, performance files, rate filings and manuals, website content and art whether copyrighted or not, or, any other and all data gathered as a result of the performance of the duties of this Agreement, represents independent and/or unique efforts created by UIM, its staff or independent contractors acting on its behalf.

6.2 Such property to which section 6.1 above refers is considered the "Intellectual Property" of UIM, and shall not be disclosed by WPU, its representatives, agents and vendors, to any other

party or otherwise used in any manner without the expressed written consent of UIM, and may only be used in performing the services called for in this Agreement, whether such information is considered "public information" or not.

6.3 This restriction does not pertain to business generated by WPU or any of its subsidiaries on their own agency accounts.

6.4 WPU shall at all times conduct business in accordance with the Gramm-Leach-Bliley Privacy Act.

6.5 The provisions of Article Six shall expire twelve (12) months after WPU ceases to process all UIM business.

7. Termination Provisions

7.1 Either party may terminate this Agreement at the expiration of the initial term as set forth in Article One, or at the expiration of any of the automatic renewal terms as set forth in Article One, provided the other party receives at least one hundred eighty (180) days advance written notice of termination. If necessary to facilitate transfer to another servicing firm, the contract may be continued under current terms for up to six (6) months after the expiration of the term.

7.2 Either party may terminate this Agreement upon breach by the other party of any one or more of the terms and conditions of this Agreement provided that the party in breach is notified in writing by the other party of the breach and the breach is not cured or a satisfactory resolution agreed upon in writing within thirty (30) days of such written notification, or if such breach is non-monetary and is of such a nature that it cannot reasonably be cured within such notice period, if the breaching party has not within such time commenced to cure same and does not diligently continue to and actually cure same within a reasonable period thereafter. This provision, with respect to WPU's performance, is limited by the terms of section 4.7.

7.3 In the event either party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws or if a petition in bankruptcy is filed against either party and remains undismissed for a period of thirty (30) days, or if a receiver or trustee is appointed for all or any part of the property and assets of either party, the other party may terminate the Agreement immediately.

7.4 UIM may terminate this Agreement with one hundred twenty (120) days written notice in the event that either UIM or WPU changes more than 20% of their respective ownership.

7.5 In the event that any of the insurance companies which are commercial lines customers of UIM become subject to regulatory supervision, rehabilitation or liquidation, UIM may terminate the Agreement with thirty (30) days written notice to WPU, if said insurance company appears to be, in UIM's sole discretion, at risk of failing to meet its obligations to UIM under the managing general agreement between them.

7.6 Rights upon termination of this Agreement:

7.6.1. The obligations of WPU and UIM to the date of termination shall be discharged promptly.

7.6.2. WPU shall promptly return to UIM any policies, forms or supplies imprinted with the name or logo of UIM regardless of who incurred the cost for same.

7.6.3. WPU shall, upon request, promptly provide to UIM, at no cost, an electronic copy of all data files (the "Data") in a format acceptable to UIM.

7.6.4. Any and all "Intellectual Property" of UIM will be returned or, at the election of UIM, destroyed with no retention of copies within the WPU organization.

7.6.5. WPU shall continue to service until expiration those policies for which it has received a payment under this agreement, or until such time before the expiration date of the said policies, that UIM releases WPU from obligations under this clause.

7.7 Either party may terminate this contract with mutual written consent.

8. Limitations of Liability and Remedies

8.1 If data processing errors result from errors or defects in the services provided by WPU, WPU shall reprocess the affected data without charge to UIM upon WPU receiving notice of such error or defect. This provision includes errors to single or multiple policies affected by such errors.

8.2 WPU shall indemnify, protect, defend and hold UIM, its officers, directors, shareholders and employees harmless from and against any and all losses, damages, liabilities, fines, settlements, penalties and judgments (including reasonable costs and attorney's fees) (herein "Damages") arising out of or resulting from the negligent, willful or intentional acts of WPU performed in connection with this Agreement or arising from a breach of this Agreement by WPU.

8.3 UIM shall indemnify, protect, defend and hold WPU, its officers, directors, shareholders and employees harmless from and against any and all losses, damages, liabilities, fines, settlements, penalties and judgments (including reasonable costs and attorney's fees) (herein "Damages") arising out of or resulting from the negligent, willful or intentional acts of UIM performed in connection with this Agreement or arising from a breach of this Agreement by UIM.

9. General

9.1 The parties shall not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of services resulting, directly or indirectly,

from acts of God, civil or military authority, labor disputes, shortages of suitable parts, materials, labor or transportation or any similar cause beyond the reasonable control of the parties.

9.2 UIM and WPU agree that, while this Agreement is in effect and for six (6) months after this agreement terminates or expires, neither will directly or indirectly induce any employee of the other to terminate his or her employment; nor will either without prior written consent of the other, offer employment to any employee of the other or to former employees during the six (6) months immediately following such employee's termination.

9.3 The parties covenant and promise not to disclose the terms and conditions of this Agreement to any third party unless expressly agreed to by the parties or as required by law. Notwithstanding the forgoing, the parties agree that disclosure may be made to any auditors or regulators on a need-to-know basis without prior consent.

9.4 This Agreement and any exhibits attached hereto:

9.4.1. constitute the entire Agreement between the parties and supersede and merge any and all prior discussions, representations, negotiations, correspondence, writings and other agreements and together state the entire understanding and Agreement between UIM and WPU with respect to the Services described;

9.4.2. may be amended or modified only in a written instrument agreed to and signed by WPU and UIM; and

9.4.3. shall be deemed to have been entered into and executed in the State of Florida and shall be construed, performed and enforced in all respects in accordance with the laws of that state. For purposes of venue, this Agreement is performable in Pinellas County, Florida.

9.5 Neither party hereto shall be deemed to have waived any rights or remedies accruing to it hereunder unless such waiver is in writing and signed by such party. No delay or omission by either party hereto in exercising any right shall operate as a waiver of said right on any future occasion. All rights and remedies hereunder shall be cumulative and may be exercised singularly or concurrently.

9.6 The descriptive headings of this Agreement are intended for reference only and shall not affect the construction or interpretation of this Agreement.

9.7 Wherever the singular of any term is used herein it shall be deemed to include the plural wherever the plural thereof may be applicable.

9.8 The parties shall not assign this Agreement or any of its rights hereunder without the prior written consent of the other party.

9.9 If any provision of this Agreement or any exhibit hereto or the application thereof to any party or circumstances shall to any extent, now or hereafter, be or become invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.10 In the event of any action between UIM and WPU seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action shall be awarded its reasonable costs and expenses including its court costs and reasonable attorney's fees.

9.11 The parties hereto are individual contractors independent of one another, and they should not in any instance be construed as partners or joint ventures. Furthermore, the parties acknowledge that WPU is not acting as a sub-managing general agent and that UIM is not assigning its managing general agent responsibilities to WPU.

9.12 WPU shall not sign any new service agreements on commercial lines for ninety (90) days from the date all UIM's in force policies are converted to the system described herein.

10. Notification

10.1 All notices which are required to be given or submitted pursuant to this Agreement shall be in writing and shall be delivered either in person or via certified mail, return receipt requested to the address set forth in section 10.2 or to such other address as the parties may from time to time designate in writing for such purposes. Notices shall be deemed to have been given at the time when personally delivered or, when mailed in a certified postage-paid envelope, upon the fifth day after the day such notice shall be postmarked. All notices to either party shall be addressed to the respective president of each firm.

10.2 The principal addresses of each party to this Agreement are as follows:

West Point Underwriters, LLC
1528 Lakeview Road
Clearwater, FL 33756

United Insurance Management, LC
700 Central Avenue, Suite 302
Saint Petersburg, FL 33701

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By: [signature]
T. John Jerger, Jr., COO
Dated: 8-7-06

By: [signature]
Donald Cronin, President & CEO
Dated: 8/7/06

POLICY ADMINISTRATION SERVICES AGREEMENT
Commercial Lines

EXHIBIT I - SERVICES

WPU will provide the services and policy administration (herein called "Services") defined below at the direction and guidance of UIM for the lines and states to which this Agreement applies. Such services shall include, but are not limited to, the following:

1. WPU will provide the technical and administrative services needed to support the acquisition and management of all UIM policies. The WPU system must have the capability of automatically retrieving pertinent underwriting data (i.e. fire protection classes, responding fire department information, flood zones, etc.).

2. WPU will support the rating programs agreed to by WPU and UIM as of August 1, 2006.

   a. Rate changes or changes to inherent tables of the programs will be made in the normal course of business. WPU will make its best effort to modify and update rate tables, test rate algorithms and test output for accuracy within thirty (30) calendar days of receipt of new rates as long as no new program code modifications are required to implement these changes.

   b. Code changes, if necessary, to implement new rating tiers, other state programs, or different rating logic will be billed on a time and materials basis at $110.00 per hour and actual cost of equipment and/or supplies.

   c. The WPU System should be capable of maintaining multiple filings and effective dates.

   d. The WPU System should be capable of supporting non-production testing of changes prior to moving changes to a production environment.

   e. Maintenance of the system should be user-friendly and accessible via the Internet subject to appropriate protection (i.e., tables, underwriting grid, base rates, agency records, etc. should be made available in due course).

   f. UIM or its duly authorized representative(s) shall have Internet-based access to the System (excludes cost of hardware and line charges).

4. WPU will host and maintain a website for the use of UIM and its affiliated entities. This site may be the same site that WPU hosts and maintains for UIM's personal lines policies, but will provide a separate link(s) to the system and services contemplated by this agreement. Where applicable, the links shall be invisible to outside parties.

5. WPU will issue UIM policies and policy change endorsements, process renewals, cancellations and reinstatements. WPU will use such non-renewal or cancellation wording and format as filed by UIM and/or required by statute.

6. Invoices will be processed for premiums due or premiums returned for all policy transactions. On a weekly basis, WPU shall provide an electronic file to UIM containing all data necessary for UIM to issue premium refund checks to policyholders.

7. WPU will provide data processing support for policy processing to include data entry, editing, interface with data vendors, rating, coding, statistical and management reporting, accounting and maintenance of policy records.

8. WPU will handle mailings of all necessary policy documents to relevant parties.

9. WPU will directly bill the responsible party for payment.

    a. Billings will include scannable coupons to facilitate lockbox processing. The scannable coupons shall contain all data necessary to allow the lockbox to allocate all premiums received related to commercial lines policies to the appropriate policies.

    b. Provisions will be made for payment via direct electronic funds transfer. Installment plans as defined by UIM will be supported.

    c. Renewal billing rules will prevent earned exposure on non-payment transactions.

    d. Non-pay cancellations will be processed on an equity date basis.

    e. WPU shall be responsible for all billings and the accounting of same, including all premiums, fees, and installments. WPU shall indemnify UIM for any loss of collection of these revenue items if the amounts not collected are due to error on the part of WPU, and UIM does not otherwise waive in writing the provisions of this paragraph.

10. Regarding customer service, WPU will:

    a. Provide toll-free phone access to agents, policyholders and other relevant third parties. Phones will be answered in a manner that specifically identifies UIM, or will be answered in a generic manner which does not imply any business image other than that of UIM.

    b. WPU will field and respond to inquiries from agents, policyholders and other relevant third parties on behalf of UIM.

11. WPU will hire, train, license and manage such customer service representatives and other staff as required to conduct the services provided by this Agreement.

12. No later than February 1, 2007, WPU will make available to UIM a Claims Management System for the entry, maintenance, and reporting of claims through the same system as provides for other Services under this Agreement.

    a. This provision places no obligations on WPU for the conduct of UIM Claims Management, adjusting, or claim evaluation, which is the direct responsibility of UIM.

    b. The duty of WPU under this provision is a "systems" duty only, and only provides for system and reporting support to UIM with regard to claim activities.

c. The Claims Management System will provide for coverage verification, collection of loss data, printing of coverage data and loss notices at UIM offices, and the collection and updating of claims data necessary to manage and report claims activities.

d. Suitable management reports will be developed and will be available on-line or in print form.

EXHIBIT II - PERFORMANCE LEVEL STANDARDS

Policy Processing and Servicing

1. **System Availability**

a. The computer system, including Internet access, used for UIM's business shall be available at all times, except for scheduled maintenance. Any downtime due to maintenance of the system shall be communicated to all users at least three (3) business days in advance of the maintenance; however, WPU may bring the system down intermittently to initiate changes, but will make an attempt to notify all users if possible.

b. Any maintenance downtime shall be scheduled for weekends or the hours between 6 PM and 8 AM on business days.

c. In the event of a system failure during normal business hours, the downtime shall last no longer than two (2) hours before service to the system is restored, unless the failure is due to a recognized catastrophe, or services outside the control of WPU.

d. In the event of a catastrophe causing a system failure or resulting in the system being inaccessible, a backup server in a remote location shall be available so that service can be restored within twenty-four (24) hours.

e. WPU shall submit to UIM, at inception of this agreement and updated on an annual basis thereafter, a Disaster Recovery Plan clearly outlining all elements of how WPU will resume all normal activities following a catastrophe. This is to include but is not limited to the following:

i. Details of backup of data – i.e. how often data is backed up, where the backup is kept, safeguarding of data, etc.

ii. Availability of alternate power supply to resume critical functions

iii. Provisions for hardware necessary to conduct normal operations at an alternate site

iv. Provisions for telephone service at an alternate site

v. Duties of key personnel in the event of a catastrophe

2. **New Business Policy Issuance**

a. WPU shall issue and mail 98% of all policies no later than five (5) business days following the receipt of the last required piece of information necessary to issue such policies, whether the necessary information is received via postal mail or electronic means.

b. WPU shall furnish to UIM all records of policies issued and subsequently cancelled due to underwriting ineligibility, listed by agent, on a monthly basis.

c. WPU shall issue 98% of all policies without data entry errors (not included in this error ratio are mistakes made by agents when entering business into the system)

d. WPU shall issue 99.5% of all policies without major errors (a major error being defined as an entry error that impacts rate or coverage)

3. **Renewal Business Processing**

a. WPU shall mail 100% of renewal policies and billings no later than fifty (50) days prior to the expiration of the current policy (unless otherwise directed by UIM), utilizing "self destruct" language.

b. WPU shall mail 100% of all renewal follow-up notices according to established renewal notice timetables (reminder and expiration termination notices).

4. **Endorsement Processing**

a. WPU shall process and mail 98% of endorsements within five (5) business days following receipt of completed and required information

5. **Cancellations/Non-Renewals**

a. WPU shall process and mail 98% of cancellation requests within five (5) business days of receipt of the request for cancellation.

b. WPU shall mail, within the first ninety (90) days of the policy inception date, 98% of cancellation letters related to new business cancelled by UIM for cause.

c. WPU shall mail 98% of cancellation letters related to new business cancellations for reasons specified in the policy contract which allow cancellation at any time during the policy term (i.e., non-payment of premium, increase in hazard, material misrepresentation, etc.) within ten (10) days of being notified by UIM of such cancellation.

d. WPU shall mail 98% of non-renewals no later than ninety-five (95) days prior to the expiration of the current policy provided timely notice is received.

6. **Reinstatements**

a. WPU shall process and mail 95% of all reinstatements within three (3) business days of receipt of a valid request for reinstatement.

7. **Premium Refunds**

a. WPU shall provide the premium refund account monthly reconciliation to UIM by the 10th day of each month.

8. **Mail Review**

a. WPU shall review and put into process, on a daily basis, 98% of all mail received.

9. **Commission Processing**

a. WPU shall mail 98% of payments with statements to all agents within ten (10) business days after month end.

b. WPU shall track and pay commissions at various commission levels and by line of business.

10. **Agency Appointments and Management**

a. WPU shall provide UIM the capability for remote entry of new agencies and the maintenance of existing agencies. Upon the correct entry of a new UIM agency, such agency shall have immediate access to the WPU system. All newly appointed agencies must have Internet access in order for WPU to provide this capability.

b. WPU shall maintain a database of all agencies contracted with UIM, including master codes, sub-agency codes, and sub-producer codes for multi-location agencies.

11. **Call Center**

a. WPU shall maintain a telephone call center that will be responsive to all callers. The system will give quick access to a live person, if the caller desires; if all personnel are already occupied with other callers, a voice mail option shall be available.

b. WPU shall return all voice mail messages within two (2) hours; if received at the end of the day, messages shall be returned within two (2) hours the following morning that the WPU office is open.

c. WPU shall minimize the amount of voice prompts necessary to speak to a live person (under fifteen [15] seconds wait time while listening to voice prompts, if possible).

d. WPU shall provide for direct dial capabilities to access specific extensions.

EXHIBIT III - STATES AND LINES OF BUSINESS

This Agreement applies to any commercial lines business written in the State of Florida under the e-Z Pak Garage program as approved by the Florida Office of Insurance Regulation ("OIR") on June 1, 2005, or under any other program that is approved by the OIR while this agreement is in effect.

EXHIBIT IV - PRICE AND PAYMENT

1. UIM recognizes that WPU will be required to hire one or more computer programmers to complete the system contemplated by this Agreement, and hereby agrees to reimburse WPU for salary, benefits and employee acquisition costs, not to exceed a total of eighty thousand dollars ($80,000), for the services of said programmer(s). The reimbursement commences upon execution of this Agreement and ceases on the delivery date of the Claims Management System (as defined in paragraph 12 of EXHIBIT I) or when the total reimbursement of $80,000 is reached, whichever occurs first. WPU shall include such amounts in the personal lines billing invoice submitted to UIM on a monthly basis.

2. Major changes to the system made subsequent to its delivery will be billed to UIM on a time and materials basis.

3. Commencing on the day that the first policy is issued through the new system, UIM will pay WPU software maintenance and general services fees totaling 3.25% of direct written premiums. For the purposes of this agreement, direct written premiums shall be defined as all premiums arising from the issuance of policies, including all return or additional premiums arising from endorsements, cancellations and/or audits. WPU will invoice UIM for the software maintenance and general services fees in the month during which the effective dates of the underlying policies occur.

4. UIM further agrees to pay the following:

   a. Incoming telephone charges incurred by customer service staff on a dedicated toll-free phone line used for the exclusive purpose of conducting UIM business.

   b. Costs of public information, sales support and other publications as may be incurred by WPU at the request of UIM or in compliance with regulation.

   c. All reasonable travel, living and out-of-pocket expenses incurred by WPU staff for travel required by UIM to any location for the purpose of performing work under this Agreement.

   d. One half of the total cost of each annual financial statement audit engagement, provided the condition in section 2.9 of Article Two of this agreement is met.

   e. One half of the total cost of each annual Type II SAS 70 audit engagement, provided the condition in section 2.10 of Article Two of this agreement is met.

5. All fees and billable costs will be due and payable within fifteen (15) days after the receipt of invoice from WPU.

6. UIM agrees that WPU will have the right to negotiate additional fees in the event that statutory, regulatory or judicial changes require additional activities not contemplated at the inception of this Agreement.

7. UIM agrees that it is responsible for:

   a. Premium Taxes

   b. Agency Licensing Fees

   c. State and Federal Taxes

   d. Involuntary Market Assessments

   e. Costs charged by insurance departments in connection with market conduct examinations.

   f. Assessments by boards and bureaus in which membership by UIM is required.

   g. Charges incurred with banks and/or other vendors for the processing of credit card payments (credit card service charges and EFT payments), if applicable.

8. The amounts payable in this Agreement may increase or decrease as agreed to by the parties if changes in the Services, mutually agreed to in writing by the parties, substantially alter the servicing personnel, equipment, or software applicable hereunder.

9. At the termination of this Agreement, UIM shall have the option to purchase the code that WPU utilizes to manage, process and report on the premiums and losses related to UIM's commercial lines policies at a cost of three hundred fifty thousand dollars ($350,000).

EXHIBIT V - REPORTS

1. All reports contemplated by this exhibit will be designed, tested in a non-production environment and ready for use no later than February 15, 2007.

2. All reports and reconciliations are to be provided to UIM under this Agreement in either hard copy or electronic format.

3. All agreed daily production and accounting reports shall be reconciled and delivered on-line or in print within one business day following month-end.

4. All agreed end-of-month accounting, financial and management reports shall be reconciled and delivered on-line or in print within ten (10) business days following month-end.

5. Such reports shall include, but are not limited to, information and statistical data required by regulators such as the National Association of Insurance Commissioners (NAIC), Insurance Services Office (ISO), catastrophe pools, reinsurers, or any other reports reasonably requested to monitor and evaluate the subject business. Any reports to regulators, bureaus or statistical reporting agencies shall be reported by their respective due dates.

6. WPU will handle all Bureau reporting (fees excluded).

7. WPU will be responsible for annual FHCF, FWUA and QUASR Data Call reporting.

8. MANDATORY REPORTS:

   a. Production:

      i. Daily New Business Register (daily)
      ii. New Business Production Report (daily, monthly, and query)
      iii. Cancelled Policy Report – all cancellations (monthly)
      iv. Agents' Experience Report – to include loss detail by agent (monthly & annually)
      v. TIV/PIF In-force Coverage Report (monthly)

   b. Underwriting:

      i. Underwriting Suspense Report (daily/weekly)
      ii. Inspection Activity Report (monthly)
      iii. Inspection Request Report (criteria-based request generated automatically)
      iv. Renewal Retention Report – Non-Paid Renewals (monthly on the 15th)

   c. Accounting & Management:

      i. Balance Control (daily and monthly)
      ii. Cash Receipts and Disbursements Journal (daily)
      iii. Cash Receipts Detail Report (monthly)
      iv. Monthly Accounting Detail Extract File (monthly)

v. Accounts Receivable Detail Report (One Pay) – billed premiums and fees (MGA, EMPA, etc.) receivable (shown separately) aged based on bill date (monthly)
vi. Accounts Receivable Detail Report (Pay Plan) – billed premiums and fees (MGA, EMPA, installment, etc.) receivable (shown separately) aged based on the bill date related to the outstanding amount(s), with unbilled portion of pay plan accounts shown separately (monthly)
vii. Advance Premium Report with MTD, YTD and ITD detail (monthly)
viii. Written Premium Report MTD, YTD and ITD detail (monthly)
ix. Earned/Unearned Report MTD, YTD and ITD detail (monthly)
x. Statistical Reporting (FHCF, ISO, Quasar, data for actuary, data for auditor, etc.) (annual)
xi. Agents' Commission Report (monthly)
xii. In force by Limits/Layer Report (annual)
xiii. Special Accident Year Loss Report (query)
xiv. Premium Refund Report (monthly)
xv. Premium Refund – Checks issued (monthly)
xvi. Premium Reports to detail amounts collected for recoupment on FIGA assessment and amounts paid on FHCF Recoupment Credit for next two years (monthly)

d. Losses:

i. Written/Paid Experience Report (monthly)
ii. Monthly Paid Losses and Loss Reserve Detail (monthly)
iii. Yearly Paid Losses and Loss Reserve Detail (annual)
iv. Large Claim Report (monthly)
v. Reserve Change Analysis (monthly)
vi. Monthly Loss Account (monthly)
vii. Yearly Loss Account (annual)
viii. Salvage and Subrogation Recoveries Report (monthly)
ix. Claims Frequency by Cause (monthly)
x. Claims Severity by Cause (monthly)
xi. Claims Severity by ASL (monthly)
xii. Loss Reports to include claims counts detail, loss information on paid and reserves both MTD and YTD, loss adjustment expense and reserves split between LOB, and divided between DCC and A&O paid and reserves, and salvage and subrogation (monthly)
xiii. Loss Report – split out any catastrophe losses & LAE - Internal and Actuary (quarterly or annual)
xiv. All Loss Data by Accident Year and Calendar Year for Stat Statements & OIR actuary (quarterly)
xv. Loss Reserve Development Report – internal and OIR auditors (quarterly)
xvi. Loss Detail by county or catastrophe territory (quarterly)

POLICY ADMINISTRATION AGREEMENT

BETWEEN
United Insurance Management, LC
and
West Point Underwriters, LLC

This Policy Administration Services Agreement ("Agreement") is effective as of the 1st day of March 2002 ("Effective Date") by and between West Point Underwriters, LLC, ("WPU") a Florida Corporation with principal offices a 15251 Roosevelt Blvd, Clearwater FL 33760 and United Insurance Management ("UIM") 100 Second Avenue North, Suite 220 St. Petersburg, FL 33701, a Florida Corporation.

Whereas UIM is desirous of WPU providing policy administration services for which UIM has ultimate responsibility to the customers of its insurance business as set forth in this agreement;

Whereas UIM is not seeking, and WPU does not act as, a sub-managing general agent;

Whereas, WPU wishes to provide such services for UIM; and

Whereas, the parties hereto wish to reduce their agreement in writing,

Now, therefore, in consideration of the premises set forth below and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, UIM and WPU hereby agree as follows:

ARTICLE I - TERM

1.1 The term of this Agreement shall commence on the Effective Date and shall have a minimum term of 36 full calendar months unless terminated earlier pursuant to the provisions of this Agreement.

1.2 Notwithstanding the provisions of 1.1 of this Article, UIM may discontinue underwriting including non-billing customer services hereunder, on the second anniversary of this Agreement. Pricing adjustment as provided in EXHIBIT IV, paragraph 12 shall apply. In such an event WPU agrees to assess its allocated personnel and other cost in an effort to assist with new pricing.

ARTICLE II - DUTIES OF WPU

2.1 Within three (3) months from the effective date of this Agreement WPU shall design, construct and implement such software systems as shall be needed to support the Services enumerated in the attached EXHIBIT I.

2.2 WPU shall identify an employee to act as liaison with UIM to facilitate the provision of this Agreement.

2.4 WPU shall maintain complete, accurate and orderly files, records and accounts of all transactions in accordance with generally accepted insurance and accounting practices.

2.5 WPU shall maintain electronic or paper copies of all policies and applications and correspondence related to the policies. These copies will not be destroyed without the written permission of UIM for a period of not less than five years from the termination date of such policies or the period specified by the applicable state statute regulating the preservation of records, whichever is longer unless such records are returned to UIM. For disaster recovery purposes a copy of all such records will be maintained at a site remote from its headquarters and shall be updated at least monthly. UIM shall have access and the right to copy all accounts and records related to UIM policies, applications and correspondence.

2.6 WPU agrees that UIM, being at risk and having ultimate responsibility for the policies to be administered by WPU, shall at all times have ultimate discretion with respect to all matters pertaining to the policies, including the ability to suspend underwriting authority of WPU during the pendency of any dispute related to the termination of this Agreement.

2.7 WPU does not assume responsibility for notification to any excess or quota share reinsurance carrier, however reports will be provided as required by UIM under the terms of this agreement. WPU may not bind reinsurance or retrocession on behalf of the company.

2.8 WPU shall at all times use qualified personnel in providing policyholder service including appropriately licensed personnel where required by the laws or the regulations of the Insurance Department of any state authorized in this Agreement.

2.9 WPU shall, throughout the term of this Agreement maintain Errors and Omissions insurance coverage in an amount of not less than $1,000,000 per occurrence.

2.10 WPU shall maintain a refund account as designated by UIM. Signature provisions shall be made available to UIM for these accounts.

ARTICLE III - DUTIES OF UIM

3.1 UIM will provide agents and producers with such training as may be required for the routine conduction of business. UIM will respond with remedial training, rehabilitation and/or termination of agents or producers as may be appropriate when their failure to follow standard and/or ethical practices jeopardizes service to policyholders or results in higher than average servicing costs to WPU.

3.2 UIM acknowledges that WPU assumes no risk or responsibility for UIM's claims adjustment services, claim payments or recovery under this agreement.

3.3 UIM will provide WPU with rates, filings forms, artwork, guidelines, procedures, manuals, information and specifications as may be required to perform the services defined in Exhibit I attached hereto. This will include UIM's banking institution and account numbers, corporate and subsidiary logos, form letter text, brochures and other material needed to perform the services.

3.4 UIM will appoint a Project Manager as its primary contact for WPU with sufficient authority to make such decisions as are required to facilitate the services to be performed.

POLICY ADMINISTRATION AGREEMENT

ARTICLE IV - AUDIT PROVISIONS

4.1 WPU shall maintain records of amounts billable to and payments made on behalf of UIM. In addition WPU shall maintain records of the data utilized to perform the services defined in EXHIBIT I of the Agreement until five years following the termination date of the applicable policies or the period specified by the applicable state statute unless such records are returned to UIM.

4.2 UIM and an auditor selected by UIM shall have access to all such records upon mutually agreed upon prior notice for the purposes of audit and verification during normal business hours during the full term of this Agreement and during the respective periods in which WPU is required to maintain such records. WPU shall provide access to its books, records and bank accounts to the insurance department of any state, which governs business serviced under this Agreement in a form required by and usable by that Department.

4.3 WPU agrees to provide reasonable supporting documentation concerning any disputed invoice amount to UIM within 5 days after UIM provides written notification of the dispute to WPU.

4.4 WPU will provide UIM with access to all underwriting, billing and rating information (whether in paper or electronic format) as it shall require for the conduction of routine quality control reviews at any time during ordinary business hours and upon reasonable notice. WPU shall cooperate with UIM or anyone authorized by UIM in conducting such audits and reviews. It is expressly understood and agreed that this right includes without limitation the right to audit Premium Refund account records and all accounting records affecting UIM programs.

4.5 If the audit or review is conducted at WPU offices, a minimum of one (1) desktop personal computer(s), with Internet access, Word and Excel capabilities, shall be made available to the UIM representative.

4.6 UIM representatives shall have electronic access via the Internet at all times to all files and documents pertaining to UIM business. This access shall be password protected, but will allow properly authorized UIM representatives to conduct audits and reviews from UIM offices on the same basis as if they were on-site at WPU offices.

4.7 Non-Performance by WPU:

a. Should WPU fail to meet the performance standards or other provisions as outlined in this Agreement, UIM shall send a written notice to WPU, which will delineate the specifics of such unsatisfactory performance. WPU will have thirty (30) calendar days, or other reasonable amount of time as may be mutually agreed upon by WPU and UIM, to correct the unsatisfactory performance.

b. There will be no penalties if the unsatisfactory performance is corrected within the agreed amount of time as set forth in 4.7.a. However, if UIM determines that service has not been restored to a satisfactory level within the agreed amount of time as set forth in 4.7.a., UIM shall have the option of assessing a penalty as described in subpart c., below.

c. A penalty of 10% of the monthly fee due to WPU will be assessed for the second 30-days of continued unsatisfactory performance, and 15% for any additional 30-day periods of unsatisfactory performance. This penalty shall continue to be deducted from the monthly payment for the period of time of such non-compliance, as determined solely by UIM.

d. Should WPU be fined within the provisions of this Article more than four (4) times during any annual term of this Agreement, and UIM determines that such non-performance is likely to continue, and has a substantial impact on UIM business duties, UIM shall have the option to terminate the Agreement with 90 days written notice, or, continue to apply the maximum penalty hereunder. UIM shall use prudent business judgment in such action.

POLICY ADMINISTRATION AGREEMENT

ARTICLE V: LICENSE - TRADE SECRET AND PROPRIETARY RIGHTS

5.1 Although WPU may use its own proprietary computer software in the performance of the Services listed in EXHIBIT I, this Agreement does not grant a license or any other interest to UIM for the use of any software products.

5.2 This Agreement grants to UIM no right to possess or reproduce, or assume any other interest in, the computer software programs performing all or any part of the Services of their specifications in any tangible or intangible medium. UIM may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license or sublicense the computer software programs performing all or any part of the Services, nor allow any person, firm, or corporation to transmit, copy or reproduce the computer software programs performing all or any part of the services of their specifications in whole or in part. In the event that UIM shall come into possession of this computer software UIM shall immediately notify WPU of their existence, where the said copies were attained, return the software, and all copies thereof to WPU at their request.

5.3 UIM promises and agrees not to disclose or otherwise make available the computer software programs performing all or part of the Service to any person other than employees of UIM required to have normal use of them. UIM agrees to obligate each such employee to a level of care sufficient to protect the computer software programs from unauthorized disclosure.

5.4 WPU warrants and represents that it owns or is licensed to use all software it will employ in the performance of Services under this Agreement.

ARTICLE VI - CONFIDENTIALITY

6.1 WPU agrees that the data and other information collected or computer generated as a result of this Agreement is the proprietary information of UIM. Such proprietary information, including but not limited to, policy information, agency information, performance files, rate filings and manuals, website content and art whether copyrighted or not, or, any other and all data gathered as a result of the performance of the duties of this Agreement, represents independent and/or unique efforts created by UIM, its staff or independent contractors acting on its behalf.

6.2 Such property to which paragraph 6.1 above refers is considered the "Intellectual Property" of UIM, and shall not be disclosed by WPU, its representatives, agents and vendors, to any other party or otherwise used in any manner without the expressed written consent of UIM, and may only be used in performing the services called for in this Agreement, whether such information is considered "public information" or not.

6.3 This restriction does not pertain to business generated by WPU or any of its subsidiaries on their own agency accounts.

6.4 WPU shall at all times conduct business in accordance with the Gramm-Leach-Bliley Privacy Act.

6.5 The provisions of Article VI shall expire twelve (12) months after all UIM business has ceased to be processed by WPU.

ARTICLE VII - TERMINATION PROVISIONS

7.1 Either party may terminate this Agreement at the expiration of the term set forth in Article I provided the other party receives at least three (3) months prior notice of termination. If necessary to facilitate transfer to another servicing firm, the contract may be continued under current terms for up to six (6) months after the expiration of the term.

7.2 Either party may terminate this Agreement upon breach by the other party of any one or more of the terms and conditions of this Agreement provided that the party in breach is notified in writing by the other party of the breach and the breach is not cured or a satisfactory resolution agreed upon in writing within thirty (30) days of such written notification, or if such breach is non-monetary and is of such a nature that it cannot reasonably be cured within such notice period, if the breaching party has not within such time commenced to cure same and does not diligently continue to and actually cure same within a reasonable period thereafter. This provision, with respect to WPU's performance, is limited by the terms of section 4.7.

7.3 In the event either party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws or if a petition in bankruptcy is filed against either party and remains undismissed for a period of thirty (30) days, or if a receiver or trustee is appointed for all or any part of the property and assets of either party the other party may terminate the Agreement immediately.

7.4 UIM may terminate this Agreement with 120 days written notice in the event that either UIM or WPU changes more than 20% of their respective ownership.

7.5 Rights Upon Termination of this Agreement:

a. The obligations of WPU and UIM to the date of termination shall be discharged promptly.

b. WPU shall promptly return to UIM any policies, forms or supplies imprinted with the name or logo of UIM regardless of who incurred the cost for same.

c. WPU shall upon request promptly provide UIM without charge, with an electronic copy of all data files (the "Data") in a format acceptable to UIM.

d. Any and all "Intellectual Property" of UIM will be returned or, at the election of UIM, destroyed with no retention of copies within the WPU organization.

e. WPU shall continue to service until expiration those policies for which it has received a payment under this agreement, or until such time before the expiration date of the said policies, that UIM releases WPU from obligations under this clause.

7.6 Either party may terminate this contract with mutual written consent.

POLICY ADMINISTRATION AGREEMENT

ARTICLE VIII - LIMITATIONS OF LIABILITY AND REMEDIES

8.1 If data is processed in error due to an error or defects in the services provided by WPU, then upon WPU receiving notice of such error or defect, WPU shall reprocess such data without charge to UIM. This provision includes errors to single or multiple policies affected by such errors.

8.2 WPU shall indemnify, protect, defend and hold UIM, its officers, directors, shareholders and employees harmless from and against any and all losses, damages, liabilities, fines, settlements, penalties and judgments (including reasonable costs and attorney's fees) (herein "Damages") arising out of or resulting from the negligent, willful or intentional acts of WPU performed in connection with this Agreement or arising from a breach of this Agreement by WPU.

8.3 UIM shall indemnify, protect, defend and hold WPU, its officers, directors, shareholders and employees harmless from and against any and all losses, damages, liabilities, fines, settlements, penalties and judgments (including reasonable costs and attorney's fees) (herein "Damages") arising out of or resulting from the negligent, willful or intentional acts of UIM performed in connection with this Agreement or arising from a breach of this Agreement by UIM.

ARTICLE IX - GENERAL

9.1 The parties shall not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of services resulting, directly or indirectly, from acts of God, civil or military authority, labor disputes, shortages of suitable parts, materials, labor or transportation or any similar cause beyond the reasonable control of the parties.

9.2 UIM and WPU agree that, while this Agreement is in effect and for six (6) months after this agreement terminates or expires neither will directly or indirectly induce any employee of the other to terminate his or her employment; nor will either without prior written consent of the other, offer employment to any employee of the other or to former employees during the six months immediately following such employee's termination.

9.3 All notices which are required to be given or submitted pursuant to this Agreement shall be in writing and shall be either delivered in person or sent by certified mail, return receipt requested to the address set forth herein or to such other address as the parties may from time to time designate in writing for such purposes. Notices shall be deemed to have been given at the time when personally delivered or mailed in a certified postage-paid envelope, upon the fifth day after the day such notice shall be postmarked. All notices to either party shall be addressed to the respective presidents of each firm.

9.4 The parties covenant and promise not to disclose the terms and conditions of this Agreement to any third party unless expressly agreed to by the parties or as required by law. Notwithstanding the forgoing, the parties agree that disclosure may be made to any auditors or regulators on a need-to-know only basis without prior consent.

9.5 This Agreement and any exhibits attached hereto: (a) constitute the entire Agreement between the parties and supersede and merge any and all prior discussions, representations, negotiations, correspondence, writings and other agreements and together state the entire understanding and Agreement between UIM and WPU with respect to the Services described; (b) may be amended or modified only in a written instrument agreed to and signed by WPU and UIM; and (c) shall be deemed to have been entered into and executed in the State of Florida and shall be construed, performed and enforced in all respects in accordance with the laws of that state. For purposes of venue, this Agreement is performable in Pinellas County, Florida.

9.6 Neither party hereto shall be deemed to have waived any rights or remedies accruing to it hereunder unless such waiver is in writing and signed by such party. No delay or omission by either party hereto in exercising any right shall operate as a waiver of said right on any future occasion. All rights and remedies hereunder shall be cumulative and may be exercised singularly or concurrently.

9.7 The descriptive headings of this Agreement are intended for reference only and shall not affect the construction or interpretation of this Agreement.

9.8 Wherever the singular of any term in used herein it shall be deemed to include the plural wherever the plural thereof may be applicable.

9.9 The parties shall not assign this Agreement or any of its rights hereunder without the prior written consent of the other party.

9.10 If any provision of this Agreement or any Exhibit hereto or the application thereof to any party or circumstances shall to any extent, now or hereafter, be or become invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.11 In the event of any action between UIM and WPU seeking enforcement of any of the terms and conditions of this Agreement the prevailing party in such action shall be awarded its reasonable costs and expenses including its court costs and reasonable attorney's fees.

9.12 The parties hereto are individual contractors independent of one another, and they should not in any instance be construed as partners or joint ventures. Furthermore, the parties acknowledge that WPU is not acting as a sub-managing general agent and that UIM is not assigning its managing general agent responsibilities to WPU.

9.13 WPU shall not sign any new Service Agreements for ninety (90) days from the date all UIM's in force policies are converted to the system described herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Greg Branch
United Insurance Management, LC
100 Second Avenue N., Suite 220
St. Petersburg, FL 33701

By: [signature]
Greg Branch, President

Dated: 3-13-02

John Jerger
West Point Underwriters, LLC
15251 Roosevelt Blvd., Ste 201
Clearwater, FL 33760

By: [signature]
T. John Jerger, Jr., President

Dated: 2-25-02

POLICY ADMINISTRATION AGREEMENT

EXHIBIT I - SERVICES

WPU will provide the services and policy administration (herein called "Services") defined below at the direction and guidance of UIM for the lines and states to which this Agreement applies. Such services shall include but are not limited to the following:

1. WPU will provide the technical and administrative services needed to support the acquisition and management of all UIM policies. The WPU system must have the capability of automatically retrieving pertinent underwriting data (i.e. fire protection classes, responding fire department information, flood zones, etc.).

2. WPU will select business within the underwriting guidelines and other authorities presented to it by UIM and will either decline, negotiate to acceptability or refer to UIM risks which fall outside this scope of authority at the direction of UIM underwriting management.

3. WPU will support the rating programs agreed to by WPU and UIM as of April 1, 2002.

   a. Rate changes or changes to inherent tables of the programs will be made in the normal course of business. WPU will make it's best effort to modify and update rate tables, test rate algorithms and output for accuracy within thirty (30) calendar days of receipt of new rates as long as no new program code modifications are required to implement these changes.

   b. Code changes, if necessary, to implement new rating tiers, other state programs, or different rating logic will be billed on a time and materials basis at $110.00 per hour and actual cost of equipment and/or supplies.

   c. The WPU System should be capable of maintaining multiple filings and effective dates.

   d. The WPU System should be capable of supporting non-production testing of changes prior to moving changes to a production environment.

   e. Maintenance of the system should be user-friendly and accessible via the Internet subject to appropriate protection (i.e. tables, underwriting grid, base rates, agency records, etc. should be made available in due course).

   f. Office or remote access to system by UIM or its duly authorized representative(s) (excludes cost of hardware and line charges).

4. WPU will Host and maintain a website for the use of United Insurance Group and subsidiaries as provided to WPU by UIM. This site will provide links to WPU systems and services, which are invisible to outside parties.

5. WPU will issue UIM policies and policy change endorsements, process renewals, cancellations and reinstatements. WPU will use such non-renewal or cancellation wording and format as filed by UIM and/or required by statute.

6. Invoices will be processed for premiums due or returned for all policy transactions. Refund checks will be issued for return premiums from a refund account designated by UIM. Such account shall be maintained by WPU.

7. Inquiries from agents, policyholders and other relevant third parties (mortgagees) will be handled on behalf of UIM. WPU will hire, train, license and manage such customer service representatives, underwriters and other staff required to conduct the services provided by this Agreement.

POLICY ADMINISTRATION AGREEMENT

8. WPU will provide Data Processing support for policy processing to include data entry, editing, rule based system underwriting, interface with data vendors, rating, coding, statistical and management reporting, accounting and maintenance of policy records.

9. WPU will handle mailings of all necessary policy documents to relevant parties.

10. Policy billing will be handled through direct bill to the party responsible for payment.

    a. Provisions will be made for payment via major credit cards or direct electronic funds transfer. Installment plans as defined by UIM will be supported.

    b. Renewal billing rules will prevent earned exposure on non-payment transactions.

    c. Non-pay cancellations will be processed on an equity date basis.

    d. WPU shall be responsible for all billings, accounting of same, including all premiums, fees, and installments. WPU shall indemnify UIM for any loss of collection of these revenue items if the amounts not collected are due to error on the part of WPU, and UIM does not otherwise waive in writing the provisions of this paragraph.

11. WPU shall deposit all funds received on behalf of UIM to accounts designated by UIM.

12. Customer Service and Loss Reporting: Phone access on a toll-free basis will be provided to agents, policyholders and other relevant parties. Phones will be answered in a manner that either identifies with UIM or in a generic manner, which does not imply any other business image other than that of UIM.

13. WPU will make available to UIM within four (4) months after the inception of this Agreement, a Claims Management System for the entry, maintenance, and reporting of claims through the same system as provides for other Services under this Agreement.

    a. This provision places no obligations on WPU for the conduct of UIM Claims Management, adjusting, or claim evaluation, which is the direct responsibility on UIM.

    b. The duty of WPU under this provision is a "systems" duty only, and only provides system and reporting support to UIM with regard to claim activities.

    c. The Claims Management System will provide for coverage verification, collection of loss data, printing of coverage data and loss notices at UIM offices, and the collection and updating of claims data necessary to manage and report claims activities.

    d. Suitable management reports will be developed and will be available on-line or in print form.

POLICY ADMINISTRATION AGREEMENT

EXHIBIT II - PERFORMANCE LEVEL STANDARDS

POLICY PROCESSING AND SERVICING

1. **System Availability**
   a. The computer system, including Internet access, used for UIM's business shall be available at all times, except for scheduled maintenance. Any downtime due to maintenance of the system shall be communicated to all users at least three (3) business days in advance of the maintenance; however WPU may bring the system down intermittently to initiate changes, but will make an attempt to notify all users if possible.
   b. Any maintenance downtime shall be scheduled for weekends or the hours between 6 PM and 8 AM on business days.
   c. In the event of a system failure during normal business hours, the downtime shall last no longer than two (2) hours before service to the system is restored, unless the failure is due to a recognized catastrophe, or services outside the control of WPU.
   d. In the event of a catastrophe causing a system failure or resulting in the system being inaccessible, a backup server in a remote location shall be available so that service can be restored within twenty-four (24) hours.
   e. WPU shall submit to UIM, at inception of this agreement and updated on an annual basis thereafter, a Disaster Recovery Plan clearly outlining all elements of how WPU will resume all normal activities following a catastrophe. This is to include but is not limited to the following:
      1) Details of backup of data – i.e. how often data is backed up, where the backup is kept, safeguarding of data, etc.
      2) Alternate power supply available to resume critical functions.
      3) Provisions for hardware necessary to conduct normal operations at an alternate site.
      4) Provisions for telephone service at an alternate site.
      5) Duties of key personnel in the event of a catastrophe.

2. **New Business Policy Issuance**
   a. 98% of all policies issued and mailed within two (2) business days following receipt of application and payment, whether received by mail or electronically, provided that all required information is received.
   b. Where applications are submitted with incomplete information, or further information gathering is necessary to complete the underwriting process, 95% of policies will be printed and mailed within two (2) business days following the receipt of the last required piece of information.
   c. Policies not passing the "underwriting grid" will be reviewed and a final decision made by the underwriter and communicated to the agent within one (1) business day, with appropriate processing and mailing within two (2) business days following the decision.
   d. Records of policies issued and subsequently cancelled due to underwriting ineligibility will be furnished to IUM, listed by agent, on a monthly basis.
   e. 98% of all policies issued without data entry errors (not included in this error ratio are mistakes made by agents when entering business into the system).
   f. 99.5% of all policies issued without major errors (a major error is an entry error that impacts rate or coverage).

3. **Renewal Business Processing**
   a. 100% of renewal policies and billings will be mailed approximately sixty (60) days prior to the expiration of the current policy, utilizing "self destruct" language.
   b. 100% of all renewal follow-up notices will be mailed according to established renewal notice timetables (reminder and expiration termination notices).

4. **Endorsement Processing**
   a. 98% of endorsements processed and mailed within seven (7) business days following receipt of completed and required information.

b. Endorsements not passing the "underwriting grid" will be reviewed and a final decision made by the underwriter and communicated to the agent within five (5) business days, with appropriate processing and mailing within seven (7) business days following the decision.

5. **Cancellations/Non-Renewals**
   a. 98% of cancellation requests processed and mailed within five (5) business day's of receipt of request for cancellation.
   b. 98% of new business cancellations for cause mailed within the first ninety (90) days of the policy inception date, except for reasons specified in the policy contract which allow cancellation anytime during the policy term (i.e. non-payment of premium, increase in hazard, material misrepresentation), unless not received by the inspection company within the 90 day window.
   c. 98% of non-renewals mailed no later than ninety-five (95) days prior to the expiration of the current policy provided timely notice is received.

6. **Reinstatements**
   a. 95% of all reinstatements processed and mailed within three (3) business days of receipt of a valid request for reinstatement.

7. **Premium Refunds**
   a. 98% of all premium refunds mailed within seven (7) business days following processing of any policy activity generating a return premium of any kind.
   b. The Refund Account monthly reconciliation will be due in UIM's office by the 15th of each month.

8. **Premium Receipt Processing**
   a. 98% of premiums are deposited and processed by the end of the first business day following receipt.

9. **Mail Review**
   a. 98% of all mail received by WPU will be reviewed daily and put into process daily.

10. **Commission Processing** (Paid on paid premiums)
    a. 98% of payments with statements mailed to all agents within ten (10) business days after month's end.
    b. Track and pay commissions at various commission levels and by line of business.

11. **Agency Appointments and Management**
    a. WPU will provide UIM the capability for remote entry of new agencies and the maintenance of existing agencies. Upon the correct entry of a new UIM agency, such agency shall have immediate access to the WPU system. All newly appointed agencies must have Internet access in order for WPU to provide this capability.
    b. WPU will maintain a database of all agencies contracted with UIM, including master codes, sub-agency codes, and sub-producer codes for multi-location agencies.

12. **Call Center**
    a. WPU shall maintain a telephone call center that will be responsive to all callers. The system will give quick access to a live person, if the caller desires; if all personnel are already occupied with other callers, a voice mail option shall be available.
    b. All voice mail messages will be returned within two (2) hours; if received at the end of the day, messages shall be returned within two (2) hours the following morning that the WPU office is open.
    c. The voice prompts to speak to a live person shall be minimal (under fifteen [15] seconds wait time while listening to voice prompts, if possible).
    d. Direct dial capabilities to access specific extensions shall be available.

POLICY ADMINISTRATION AGREEMENT

UNDERWRITING AUTHORITY

1. **Forms**
   Full authority for all filed forms, endorsements and programs. No authority for manuscripting endorsements without prior approval of UIM.

2. **Limits**
   Full authority for all limits as published in UIM's program manuals and underwriting guidelines.

3. **Policy Term**
   No policy may be written for a period of greater than twelve (12) months.

4. **Rates**
   As approved by the Florida Department of Insurance.

5. **Programs**
   All UIM program manuals and underwriting guidelines shall be strictly adhered to. Any deviation from UIM's manuals and guidelines is prohibited without prior approval of UIM.

6. **Insurance Department Complaints or Inquiries**
   a. Copies of any formal Insurance Department Complaint or Inquiry will be sent to UIM within twenty-four (24) business hours of receipt. Where related to services defined in this Agreement, a draft response to the Complaint or Inquiry will be sent to UIM for approval within seventy-two (72) business hours of the receipt of the Complaint or Inquiry. For matters not related to services provided under this Agreement, UIM will respond to the Department of Insurance directly.
   b. WPU shall maintain a Complaint Log in the format specified by the Department of Insurance.

7. **DOI Market Conduct Examinations**
   WPU will have primary responsibility for collection of data, coordinating and managing DOI Market Conduct Examinations.

POLICY ADMINISTRATION AGREEMENT

EXHIBIT III - STATES AND LINES OF BUSINESS

This Agreement applies to business written in the State of Florida under the **Standard** and **Premier** programs as approved by the Florida Department of Insurance on April 1, 2002. Product Lines to be supported include:

- Homeowners (HO2, 3, 4, & 6)
- Inland Marine (when attached by standard form to a homeowners or dwelling fire policy)
- Dwelling Fire (DP1, 2, 3)
- Watercraft (when attached to a homeowners or dwelling fire policy)

POLICY ADMINISTRATION AGREEMENT

EXHIBIT IV - PRICE AND PAYMENT

UIM agrees to pay services rates payable on a monthly basis as follows:

1. To WPU, software maintenance and general service fees equal to thirty-seven ($37) dollars per policy generated as a new policy issued, and, or, a paid renewal policy under this Agreement for the first twelve months of processing all UIM policies. There shall be no offset or reduction for cancelled policies. No fees shall be charged for non-paid renewals.

   If requested, WPU will provide UIM with a detailed invoice listing of all billed policies.

2. a. Starting with the thirteenth full month after all UIM policies are processed under this Agreement and until the expiration of this contract the fee per policy under 1 above will be changed to a fee of $37 per new business policy processed, and, $35 per paid renewal policy processed.

   b. Subject to the provisions of I.1.2 above, if UIM elects to discontinue underwriting at WPU, pricing for the third year of the Agreement will be reduced to reflect this change by an amount to be negotiated.

3. UIM will pay WPU fifty thousand ($50,000) dollars on the date this Agreement is signed as an implementation fee.

5 UIM will pay WPU an additional charge of fifty thousand ($50,000) dollars based on the following schedule as completed and signed off by the UIM Project Manager:

   a. Policy Issuance and History system operational, fifteen thousand ($15,000) Dollars.

   b. End of Month Customer reporting operational, ten thousand ($10,000) Dollars as defined in exhibit V.

   c. Policy Conversion of existing UIM Policies, fifteen thousand ($15,000) Dollars unless said conversion takes more than 145 hours due to problems with the existing company providing the policy information to a 95% accuracy rate as agreed to by WPU and UIM, at which time there will be a one hundred ten ($110) dollar charge per hour.

   d. All necessary daily and monthly reports are in production, eight thousand ($8,000) dollars as defined in Exhibit V.

   e. All necessary daily and monthly loss reports as defined in Exhibit V are in production, two thousand ($2,000) dollars.

6. To various vendors: charges incurred by WPU to secure underwriting information according to UIM guidelines from independent vendors including but not limited to, costs of credit reports, prior loss history reports, physical property inspections, DMV reports, and automatic look-up services for underwriting data (such as fire protection classes, responding fire departments, wind pool zones, municipal tax codes, flood zones, etc).

7. Incoming telephone charges incurred on a dedicated 800 line by customer service and underwriting staff for the exclusive use and in the conduct of UIM business only.

8. Costs of public information, sales support and other publications as may be incurred by WPU at the request of UIM or in compliance with regulation.

POLICY ADMINISTRATION AGREEMENT

9. If UIM requires that WPU staff travel to any location for the purpose of performing work under this Agreement, UIM will reimburse WPU for all reasonable travel, living and out-of-pocket expenses sustained.

10. Service and other fees will be due and payable within fifteen days (15) after the receipt of invoice from WPU.

10. UIM agrees that WPU will have the right to renegotiate license fees in the event of statutory, regulatory or judicial changes that require additional activities not contemplated at the inception of this Agreement, and that the overall pricing may be renegotiated for the third year of this Agreement.

11. UIM agrees that it is responsible for:

    a. Premium Taxes
    b. Agency Licensing Fees
    c. State and Federal Taxes
    d. Involuntary Market Assessments
    e. Costs charged by insurance departments in connection with market conduct examinations.
    f. Assessments by boards and bureaus in which membership by UIM is required.
    g. Charges incurred with banks and/or other vendors for the processing of credit card payments (credit card service charges and EFT payments), if applicable.

12. The amounts payable in this Agreement may increase or decrease as agreed to by the parties if changes in the Services mutually agreed to in writing by the parties substantially alter the servicing personnel, equipment, or software applicable hereunder.

POLICY ADMINISTRATION AGREEMENT

EXHIBIT V - REPORTS

DAILY, MONTHLY & YEARLY REPORTING

1. All reports and reconciliations are to be provided to UIM under this Agreement in either hard copy or electronic format.

2. All agreed daily production and accounting reports shall be reconciled and delivered on-line or in print within one (1) business day following month-end.

3. All agreed end-of-month accounting, financial and management reports shall be reconciled and delivered on-line or in print within ten (10) business days following month-end.

4. Such reports shall include, but are not limited to, information and statistical data required by regulators such as the National Association of Insurance Commissioners (NAIC), Insurance Services Office (ISO), catastrophe pools, reinsurers, or any other reports reasonably requested to monitor and evaluate the subject business. Any reports to regulators, bureaus or statistical reporting agencies shall be reported by their respective due dates.

5. WPU will be responsible for printing, issuance and filing of 1099 forms.

6. WPU will handle all Bureau reporting (fees excluded).

7. WPU will be responsible for annual FHCF, FWUA and QUASR Data Call reporting.

8. **MANDATORY REPORTS:**

    Production:
    Daily New Business Register (daily)
    New Business Production Report (daily, monthly, and query)
    Cancelled Policy Report – all cancellations (monthly)
    Agents' Experience Report – to include loss detail by agent (monthly or quarterly & annual)
    TIV/PIF In-force Coverage Report (monthly)

    Underwriting:
    Underwriting Suspense Report (daily/weekly)
    Inspection Activity Report (monthly)
    Inspection Request Report (criteria-based request generated automatically)
    Renewal Retention Report – Non-Paid Renewals (monthly on the 15th)
    Over 300K In Force Report (monthly)

    Accounting & Management:
    Daily Cash Receipts and Disbursements Journal (daily)
    Daily Balance Control (daily)
    Monthly Balance Control (monthly)
    Monthly Accounting Detail Extract File (monthly)
    Pay Plan Accounts Receivable Report (monthly)
    Advance Premium Report (monthly)
    Written Premium Report (monthly)
    Earned/Unearned Report (monthly)
    1099 Reporting (annual)
    Statistical Reporting (annual – FHCF, FWUA, ISO, Quasar, Actuary and Auditor data, etc.)
    Agents' Commission Report (monthly)

POLICY ADMINISTRATION AGREEMENT

Report 14 Extract (Periodic/Annual)
In force by Limits/Layer Report (annual)
Special Accident Year Loss Report (query)
Special Earned House Year Filing Data Report (query)
Premium Refund Report (monthly)
Premium Refund – Checks issued and Bank Reconciliation (monthly)
Premium Receivables Report / Advance Premium Report to include Installment Payments Received and Outstanding and other Receivable items (MGA fees, EMPA, etc) (monthly)
Premium Reports to detail amounts collected for Recoupment on FIGA Assessment and Amounts Paid on FHCF Recoupment Credit for next two years (monthly)
Premium Reports to Detail Keep-outs and/or new Tri County Business (monthly)

Losses: (See
Written/Paid Experience Report (monthly)
Monthly Paid Losses and Loss Reserve Detail (monthly)
Yearly Paid Losses and Loss Reserve Detail (annual)
Large Claim Report (monthly)
Reserve Change Analysis (monthly)
Monthly Loss Account (monthly)
Yearly Loss Account (annual)
Salvage and Subrogation Recoveries Report (monthly)
Claims Frequency by Cause (monthly)
Claims Severity by Cause (monthly)
Claims Severity by ASL (monthly)
Loss Reports – split by LOB and between Standard and Premier (monthly)
Loss Reports to include Claims counts detail, Loss information on paid and reserves both MTD and YTD, Loss adjustment expense and reserves split between LOB, Standard and Premier and divided between DCC and A&O Paid and Reserves, and Salvage and Subrogation (monthly)
Loss Reports also split out any Cat Losses & LAE - Internal and Actuary (quarterly or annual)
All Loss Data by Accident Year and Calendar Year for Stat Statements & DOI Actuary (quarterly)
Loss Reserve Development Report – Internal and DOI auditors (quarterly)
Loss Detail by County or Cat Territory (quarterly)